Exhibit 32
Certification of the Principal Executive Officers
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
We, Morris H. Wheeler, the President and Chief Executive Officer and Robert W. Pawlak, the Chief Financial Officer of Cohesant Technologies Inc. (the “Company”), certify that to the best of our knowledge, based upon a review of the Company’s Quarterly Report on Form 10-QSB for the quarter ended May 31, 2006 (the “Report”):
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Morris H. Wheeler
Morris H. Wheeler
President and Chief Executive Officer
July 10, 2006

/s/ Robert W. Pawlak
Robert W. Pawlak
Chief Financial Officer
July 10, 2006